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Galileo International                        [GALILEO LOGO]
9700 West Higgins Road,
Suite 400
Rosemont, Illinois 60018
Telephone (847) 518-4000
Facsimile (847) 518-4917

NEWS RELEASE

FOR FURTHER INFORMATION:                     Cliff O'Neal, Corporate Relations
                                             +1 847 518 4925
                                             cliff.o'neal@galileo.com

                                             Rebecca Gray, Corporate Relations
                                             +1 303 397 5130
                                             rebecca.gray@galileo.com


                GALILEO INTERNATIONAL APPOINTS NEW TRANSFER AGENT

ROSEMONT, ILL., - DECEMBER 13, 2000 - GALILEO INTERNATIONAL, INC. (NYSE: GLC) and its Board of Directors have appointed LaSalle Bank National Association of Chicago as its new transfer agent. Effective Dec. 18, LaSalle Bank replaces ComputerShare Investor Services, LLC (formerly Harris Bank) of Chicago in handling all of Galileo International's common stock transactions. LaSalle Bank is a subsidiary of Netherlands-based ABN AMRO Bank N.V., one of the world's ten largest banks.

Galileo International is one of the world's leading providers of electronic global distribution services for the travel industry. The company provides travel agencies, corporate travel managers and Internet users with the ability to book travel by accessing schedule, availability and pricing information. Galileo e-enables the travel industry, providing industry-leading technology solutions such as an advanced suite of wireless applications and numerous Internet initiatives. Through its Internet subsidiary, TRIP.com, the mobile business professional can access premier one-stop online travel services and technology solutions from Galileo. Building one of the largest TCP/IP global networks through its subsidiary Quantitude, Galileo is providing advanced telecommunication services for a variety of customers both in the travel industry and beyond. Headquartered in Rosemont, Ill., USA, Galileo International has offices worldwide and operates its state-of-the-art Data Center in Englewood, Colo., USA. To learn more about Galileo International, visit WWW.GALILEO.COM.

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